Charming Shoppes, Inc.

Amendment 2008-1 to the Severance Agreement

This AMENDMENT is dated as of September ___, 2008, between CHARMING SHOPPES, INC. (the “Company”) and _____________ (the “Executive”).

WHEREAS, the Company and the Executive have entered into a severance agreement dated as of ____________, 2008 (the “Severance Agreement”), and the parties now wish to amend the Severance Agreement.

WHEREAS, Section 11.5 of the Severance Agreement provides that the Severance Agreement may be modified upon approval by the Compensation Committee of the Board of Directors of the Company (the “Committee”) and agreement in writing by the Executive and an authorized officer of the Company.

WHEREAS, on September 18, 2008 (the “Effective Date”), the Committee approved the amendment to the Severance Agreement set forth below.

NOW, THEREFORE, the parties agree that the Severance Agreement is hereby amended as follows:

1.	Section 3.4 (c) is amended by adding the following after the second sentence:

Notwithstanding the foregoing, in the event of a Qualifying Termination prior to January 1, 2010, any restrictions on the Executive’s outstanding restricted stock units that would have lapsed on the next two anniversaries of the grant date of the restricted stock units in the absence of a termination of employment (but disregarding any other event occurring prior to such anniversaries) will lapse on an accelerated basis at the Effective Date of Termination, so that such restricted stock units will not be forfeited.  The provisions of this Section 3.4(c) shall not limit any terms of a restricted stock unit agreement that are more favorable to the Executive (including any provisions for full acceleration upon a Change in Control as set forth in a restricted stock agreement).

2.	This amendment shall be effective as of the Effective Date.

3.	In all respects not amended, the Severance Agreement is hereby ratified and confirmed.

CHARMING SHOPPES, INC.

By: ______________________________
Name:
Title

[Insert Executive’s Name]

By: ______________________________

Signature Page to Amendment 2008-1 to the Severance Agreement